Exhibit 99.1

Squarespace Announces Third Quarter 2021 Financial Results

NEW YORK, November 8, 2021 — Squarespace, Inc. (NYSE: SQSP), the all-in-one website building and ecommerce platform that enables millions to build a brand and transact with their customers in an impactful and beautiful online presence, today announced results for its third quarter ended September 30, 2021.

“Squarespace had another outstanding quarter as we continued to achieve strong revenue growth and introduce new solutions that give our millions of customers around the world the competitive advantages they need to succeed,” said Anthony Casalena, Founder & CEO of Squarespace. “We launched Everything to Sell Anything, our new brand vision that aims to disrupt the traditional ecommerce model by offering new and dynamic ways to sell any type of product or service in parallel.”

“We achieved $210 million trailing twelve-month Commerce revenue at the end of the third quarter,” said Marcela Martin, CFO of Squarespace. “Commerce represents an increasingly important part of our business, contributing to our robust financial profile.”

Third Quarter 2021 Financial Highlights

•	Total Revenue in the quarter was $201.0 million, up 24% year-over-year
o	Commerce Revenue in the quarter was $59.8 million, up 55% year-over-year
•	Total annual run rate revenue (ARRR) increased to $788.6 million, up 21% year-over-year
•	Unique Subscriptions reached 4.0 million in the quarter, up 13.5% year-over-year, while average revenue per unique subscription (ARPUS) grew to $198, up 5.7% year-over-year
•	Net income in the quarter was $2.8 million vs. net income of $17.9 million a year ago
•	Adjusted EBITDA in the quarter was $38.4 million, down from $40.6 million a year ago
•	Cash flow from operating activities was $49.3 million, up from $44.9 million a year ago
o	Non-GAAP unlevered free cash flow was $47.3 million, up from $45.2 million a year ago driven primarily by higher revenue partially offset by a decline in net working capital
•	At September 30, 2021, cash and cash equivalents were $200.2 million, investments in marketable securities was $31.9 million, total debt was $529.8 million

A reconciliation of GAAP to non-GAAP financial measures has been provided in the tables included in this press release. An explanation of these measures is also included below under the heading "Non-GAAP Financial Measures."

Outlook & Guidance

For the fourth quarter of fiscal year 2021, Squarespace currently expects:

•	Revenue of $203 million to $206 million, representing year-over-year growth of 18% to 20%.
•	Non-GAAP unlevered free cash flow of $7.7 million to $12.7million. This is the result of:
o	Cash flow from operating activities of $11 million to $17.3 million, minus
o	Capital expenditures, expected in the range of $5.8 million to $7.3 million; plus
o	Cash paid for interest expense net of associated tax benefit, expected in the range of $2.5 million to $2.7 million.

For the full fiscal year 2021, Squarespace currently expects:

•	Revenue of $780 million to $783 million, representing year-over-year growth of 25.6% to 26.1%, and an increase from $772 million to $780 million previously.
•	Non-GAAP unlevered free cash flow (uFCF) of $117 million to $122 million, an increase from $102 million to $116 million previously. This is the result of:
o	Cash flow from operating activities of $119.2 million to $125.5 million (which includes $25.3 million in fees related to the Direct Listing), minus
o	Capital expenditures, expected in the range of $12.5 million to $14.0 million; plus
o	Cash paid for interest expense net of associated tax benefit, expected in the range of $10.3 million to $10.5 million.

Webcast Conference Call Information

Squarespace will host a conference call on November 8, 2021 at 4:30 p.m. ET (1:30 p.m. PT) to discuss its financial results. A live webcast of the event will be available in the Events & Presentations section of the Squarespace Investor Relations website at investors.squarespace.com. An archived replay of the webcast will be available following the conclusion of the call.

Upcoming Investor Day

Squarespace will host a virtual Investor Day on November 18, 2021 at 1:00 p.m. ET (10:00 a.m. PT). The event will include presentations from Anthony Casalena, Founder & CEO, Marcela Martin, CFO, and Alfonso Cobo, Head of Unfold. See the Events & Presentations section of the Squarespace Investor Relations website at investors.squarespace.com for details.

Non-GAAP Financial Measures

Adjusted EBITDA is a supplemental performance measure that our management uses to assess our operating performance. We calculate adjusted EBITDA as net income/(loss) excluding interest expense, other income/(loss), net, provision for/(benefit from) income taxes, depreciation and amortization, stock-based compensation expense and other items that we do not consider indicative of our ongoing operating performance.

Unlevered free cash flow is a supplemental liquidity measure that Squarespace's management uses to evaluate its core operating business and its ability to meet its current and future financing and investing needs. Unlevered free cash flow is defined as cash flow from operating activities, including one-time expenses related to Squarespace's direct listing, less cash paid for capital expenditures increased by cash paid for interest expense net of the associated tax benefit.

Adjusted EBITDA and unlevered free cash flow are not prepared in accordance with generally accepted accounting principles in the United States of America ("GAAP") and have important limitations as an analytical tool. Non-GAAP financial measures are supplemental, should only be used in conjunction with results presented in accordance with GAAP and should not be considered in isolation or as a substitute for such GAAP results.

Definitions of Key Operating Metrics

Annual run rate revenue (“ARRR”). We calculate ARRR as the monthly revenue from subscription fees and revenue generated in conjunction with associated fees (fees taken or assessed in conjunction with commerce transactions) in the last month of the period multiplied by 12. We believe that ARRR is a key indicator of our future revenue potential. However, ARRR should be viewed independently of revenue, and does not represent our GAAP revenue on an annualized basis, as it is an operating metric that can be impacted by subscription start and end dates and renewal rates. ARRR is not intended to be a replacement or forecast of revenue.

Unique subscriptions represent the number of unique sites, standalone scheduling subscriptions, Unfold (social) and hospitality subscriptions, as of the end of a period. A unique site represents a single subscription and/or group of related subscriptions, including a website subscription and/or a domain subscription, and other subscriptions related to a single website or domain. Every unique site contains at least one domain subscription or one website subscription. For instance, an active website subscription, a custom domain subscription and a Google Workspace subscription that represent services for a single website would count as one unique site, as all of these subscriptions work together and are in service of a single entity’s online presence. Unique subscriptions do not account for one-time purchases in Unfold or for hospitality services. The total number of unique subscriptions is a key indicator of the scale of our business and is a critical factor in our ability to increase our revenue base.

Average revenue per unique subscription (“ARPUS”). We calculate ARPUS as the total revenue during the preceding 12-month period divided by the average of the number of total unique subscriptions at the beginning and end of the period. We believe ARPUS is a useful metric in evaluating our ability to sell higher-value plans and add-on subscriptions.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical fact are forward-looking statements. These statements include, but are not limited to, statements regarding Squarespace’s future operating results and financial position, including for its fourth fiscal quarter ending December 31, 2021 and its fiscal year ending December 31, 2021. The words "believe," "may," "will," "estimate," "potential," "continue," "anticipate," "intend," "expect," "could," "would," "project," "plan," "target," and similar expressions are intended to identify forward-looking statements. Forward-looking statements are based on management's expectations, assumptions, and projections based on information available at the time the statements were made. These forward-looking statements are subject to a number of risks, uncertainties, and assumptions, including risks and uncertainties related to: Squarespace's ability to attract and retain customers and expand their use of its platform; Squarespace's ability to improve and enhance the functionality, performance, reliability, design, security and scalability of its solutions; Squarespace's ability to compete successfully against current and future competitors; the impact of the COVID-19 pandemic on Squarespace; Squarespace's ability to protect or promote its brand; Squarespace's ability to generate new customers through its marketing and selling activities; Squarespace's ability to hire, integrate and retain its personnel; the reliability, security and performance of Squarespace's software; Squarespace's ability to adapt to changes to technologies used in its platform or new versions or upgrades of operating systems and internet browsers; Squarespace's compliance with privacy and data protection laws and regulations as well as contractual privacy and data protection obligations; and risks associated with international sales and the use of Squarespace's platform in various countries. It is not possible for Squarespace's management to predict all risks, nor can it assess the impact of all factors on its business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements Squarespace may make. In light of these risks, uncertainties, and assumptions, Squarespace's actual results could differ materially and adversely from those anticipated or implied in the forward-looking statements. Further information on risks that could cause actual results to differ materially from forecasted results are included in Squarespace's filings with the Securities and Exchange Commission ("SEC") including its final prospectus filed on May 19, 2021 with the SEC. Except as required by law, Squarespace assumes no obligation to update these forward-looking statements, or to update the reasons if actual results differ materially from those anticipated in the forward-looking statements.

About Squarespace

Squarespace is the all-in-one platform with everything to sell anything, providing customers in approximately 200 countries and territories with all the tools they need to sell physical products, digital content, classes, appointments, reservations and more. Powered by best-in-class design for a consistent brand experience across all touchpoints, our suite of fully integrated products enables anyone to manage their projects and businesses through websites, domains, ecommerce, marketing tools, and scheduling, along with tools for managing a social media presence with Unfold and hospitality business management via Tock. Squarespace's team of more than 1,400 is headquartered in downtown New York City, with offices in Dublin, Ireland, Portland, Oregon, Los Angeles, California and Chicago, Illinois. For more information, visit www.squarespace.com.

Contacts

Investors

Christopher Chiou

investors@squarespace.com

Media

Kaitlyn Rawlett

press@squarespace.com

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands, except share and per share data)

(unaudited)

	September 30, 2021	December 31, 2020
Assets
Current assets:
Cash and cash equivalents	$200,180	$57,891
Restricted cash	30,197	—
Investment in marketable securities	31,900	37,462
Accounts receivable, net	8,071	7,516
Due from vendors	2,475	—
Prepaid expenses and other current assets	57,161	37,384
Total current assets	329,984	140,253
Property and equipment, net	48,781	49,249
Deferred income taxes	827	7,773
Goodwill	420,800	83,171
Intangible assets, net	97,786	18,868
Other assets	7,626	7,452
Total assets	$905,804	$306,766
Liabilities, Redeemable Convertible Preferred Stock and Stockholders’ Deficit
Current liabilities:
Accounts payable	$18,741	$16,758
Accrued liabilities	62,996	46,779
Deferred revenue	241,289	210,392
Funds payable to customers	32,672	—
Debt, current portion	13,586	13,586
Deferred rent and lease incentives, current portion	1,985	1,197
Total current liabilities	371,269	288,712
Debt, non-current portion	516,224	525,752
Deferred rent and lease incentives, non-current portion	32,557	24,856
Other liabilities	549	262
Total liabilities	921,694	839,582
Commitments and contingencies
Redeemable convertible preferred stock, par value of $0.0001; zero and 118,117,738 shares authorized as of June 30, 2021 and December 31, 2020, respectively; zero and 104,446,332 shares issued and outstanding as of September 30, 2021 and December 31, 2020, respectively	—	131,390
Preferred stock, par value of $0.0001; 100,000,000 and zero shares authorized as of September 30, 2021 and December 31, 2020, respectively; zero shares issued and outstanding as of September 30, 2021 and December 31, 2020, respectively	—	—
Stockholders’ deficit:
Class A common stock, par value of $0.0001; 1,000,000,000 and 159,000,000 shares authorized as of September 30, 2021 and December 31, 2020, respectively; 90,489,438 and 8,903,770 shares issued and outstanding as of September 30, 2021 and December 31, 2020, respectively	9	1
Class B common stock, par value of $0.0001; 100,000,000 and 93,782,222 shares authorized as of September 30, 2021 and December 31, 2020, respectively; 48,344,755 and 14,368,532 shares issued and outstanding as of September 30, 2021 and December 31, 2020, respectively	5	1
Class C common stock (authorized March 15, 2021), par value of $0.0001; zero shares authorized as of September 30, 2021 and December 31, 2020, respectively; zero shares issued and outstanding as of September 30, 2021 and December 31, 2020, respectively	—	—
Class C common stock (authorized May 10, 2021), par value of $0.0001; 1,000,000,000 and zero shares authorized as of September 30, 2021 and December 31, 2020, respectively; zero shares issued and outstanding as of September 30, 2021 and December 31, 2020, respectively	—	—
Additional paid in capital	891,667	9,043
Accumulated other comprehensive income	974	2,455
Accumulated deficit	(908,545)	(675,706)
Total stockholders’ deficit	(15,890)	(664,206)
Total liabilities, redeemable convertible preferred stock and stockholders’ deficit	$905,804	$306,766

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except share and per share data)

(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2020	2021	2020
Revenue	$200,962	$162,335	$576,618	$448,849
Cost of revenue (1)	32,868	24,550	92,777	72,166
Gross profit	168,094	137,785	483,841	376,683
Operating expenses:
Research and product development (1)	48,769	38,379	139,692	110,497
Marketing and sales (1)	80,249	59,656	249,005	186,490
General and administrative (1)	32,091	11,961	336,337	37,570
Total operating expenses	161,109	109,996	725,034	334,557
Operating (loss)/income	6,985	27,789	(241,193)	42,126
Interest expense	(2,491)	(2,460)	(8,578)	(8,046)
Other (loss)/income, net	2,101	(3,488)	4,493	(3,602)
(Loss)/income before benefit from/(provision for) income taxes	6,595	21,841	(245,278)	30,478
Benefit from/(provision for) income taxes	(3,756)	(3,917)	12,439	(4,147)
Net income/(loss)	$2,839	$17,924	$(232,839)	$26,331
Less: accretion of redeemable convertible preferred stock to redemption value	—	(1,225)	(969)	(3,602)
Less: undistributed earnings to participating securities	—	(13,736)	—	(18,742)
Net income/(loss) attributable to Class A, Class B, and Class C common stockholders, basic	$2,839	$2,963	$(233,808)	$3,987
Add: reallocation of net income attributable to participating securities	—	878	—	1,098
Net income/(loss) attributable to Class A, Class B, and Class C common stockholders, dilutive	$2,839	$3,841	$(233,808)	$5,085

Net income/(loss) per share attributable to Class A, Class B, and Class C common stockholders, basic	$0.04	$0.13	$(2.90)	$0.18
Net income/(loss) per share attributable to Class A, Class B, and Class C common stockholders, dilutive	$0.04	$0.12	$(2.90)	$0.17
Weighted-average shares used in computing net income/(loss)per share attributable to Class A, Class B, and Class C stockholders, basic	75,580,940	22,535,791	80,746,637	22,221,531
Weighted-average shares used in computing net income/(loss) per share attributable to Class A, Class B, and Class C stockholders, diluted	80,207,078	31,201,743	80,746,637	30,103,154

(1)	Includes stock-based compensation as follows:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2020	2021	2020
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
Cost of revenue	$440	$202	$1,095	$568
Research and product development	8,782	5,522	23,820	15,468
Marketing and sales	1,716	882	4,457	2,305
General and administrative (a)	12,796	1,047	254,727	4,482
Total stock-based compensation	$23,734	$7,653	$284,099	$22,823

(a)	During the nine months ended September 30, 2021, we incurred $229.3 million of additional stock-based compensation expense associated with the lapse of vesting conditions upon consummation of the Direct Listing.

CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS

(in thousands)

(unaudited)

	Nine Months Ended September 30, 2020
	2021	2020
OPERATING ACTIVITIES:
Net income/(loss)	$(232,839)	$26,331
Adjustments to reconcile net income/(loss) to net cash provided by operating activities:
Depreciation and amortization	23,906	16,359
Stock-based compensation	284,099	22,823
Deferred income taxes	(13,755)	—
Other	871	2,194
Changes in operating assets and liabilities:
Accounts receivable and due from vendors	(35)	(3,685)
Prepaid expenses and other current assets	(18,930)	16,944
Accounts payable and accrued liabilities	7,937	23,817
Deferred revenue	34,954	42,263
Funds payable to customers	13,261	—
Deferred rent and lease incentives	8,508	953
Other operating assets and liabilities	190	(4,232)
Net cash provided by operating activities	108,167	143,767
INVESTING ACTIVITIES:
Proceeds from the sale and maturities of marketable securities	25,605	70,348
Purchases of marketable securities	(20,385)	(90,860)
Purchase of property and equipment	(6,744)	(3,638)
Cash paid for acquisitions, net of acquired cash	(202,170)	—
Other	—	177
Net cash (used in)/provided by investing activities	(203,694)	(23,973)
FINANCING ACTIVITIES:
Principal payments on debt	(10,189)	(6,563)
Contingent consideration paid for acquisition	—	(15,000)
Taxes paid related to net share settlement of equity awards	(29,877)	(14,205)
Proceeds from exercise of stock options	4,196	768
Proceeds from issuance of Class C (authorized on March 15, 2021) common stock, net of issuance costs	304,409	—
Dividends paid	(367)	—
Net cash provided by/(used in) financing activities	268,172	(35,000)
Effect of exchange rate changes on cash, cash equivalents, and restricted cash	(159)	353
Net increase in cash, cash equivalents, and restricted cash	172,486	85,147
Cash, cash equivalents, and restricted cash at the beginning of the period	57,891	43,649
Cash, cash equivalents, and restricted cash at the end of the period	$230,377	$128,796

Reconciliation of cash, cash equivalents, and restricted cash:
Cash and cash equivalents	$200,180	$128,796
Restricted cash	30,197	—
Cash, cash equivalents, and restricted cash at the end of the period	$230,377	$128,796

SUPPLEMENTAL DISCLOSURE OF CASH FLOW
Cash paid during the year for interest	$7,864	$7,546
Cash paid during the year for income taxes, net of refunds	$1,107	$5,214

SUPPLEMENTAL DISCLOSURE OF NON-CASH INVESTING AND FINANCE ACTIVITIES
Purchases of property and equipment included in accounts payable and accrued expenses	$2,662	$241
Capitalized stock-based compensation	$240	$128
Issuance of Class C (authorized on March 15, 2021) common stock for acquisition	$188,179	$—

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

(in thousands)

(unaudited)

The following tables reconcile each non-GAAP financial measure to its most directly comparable GAAP financial measure:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2020	2021	2020
Net income/(loss)	$2,839	$17,924	$(232,839)	$26,331
Interest expense	2,491	2,460	8,578	8,046
Provision for/(benefit from) income taxes	3,756	3,917	(12,439)	4,147
Depreciation and amortization	7,674	5,171	23,906	16,359
Stock-based compensation expense	23,734	7,653	284,099	22,823
Other income/(loss), net	(2,101)	3,488	(4,493)	3,602
Direct listing costs	—	—	25,318	—
Adjusted EBITDA	$38,393	$40,613	$92,130	$81,308

	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2020	2021	2020
Net cash provided by operating activities	$49,344	$44,853	$108,167	$143,767
Cash paid for capital expenditures	(4,329)	(1,420)	(6,744)	(3,638)
Free cash flow	45,015	43,433	101,423	140,129
Cash paid for interest, net of the associated tax benefit	2,236	1,761	7,864	5,699
Unlevered free cash flow	$47,251	$45,194	$109,287	$145,828

	September 30, 2021	December 31, 2020
Total debt outstanding	$529,810	$539,338
Less: total cash and cash equivalents and marketable securities	232,080	95,353
Total net debt	$297,730	$443,985